Exhibit 10.1

Declaration and Undertaking on Authenticity, Accuracy and Completeness of Application Documents for IPO

In view of the fact that Jinko Solar Co., Ltd. (hereinafter referred to as “Issuer”) intends to apply for an initial public offering of shares and listing on the STAR Market, JinkoSolar Investment Limited (hereinafter referred to as “Company”), as the controlling shareholder of the Issuer, declares and undertakes the following with respect to the authenticity, accuracy and completeness of the full set of application documents and the relevant restraints in accordance with the requirements of relevant laws, regulations and regulatory documents:

I. The Company has verified and reviewed the full set of application documents of the Issuer for the initial public offering of shares and listing on the STAR Market, confirms that there are no false records, misleading statements or material omissions in the such documents and assumes individual and joint legal responsibility for their authenticity, accuracy and completeness.

II. If the prospectus and other application documents of the Issuer contain false records, misleading statements or material omissions, incurring losses to the investors in the issuance and trading of securities, the Company will compensate investors for such losses by law after the China Securities Regulatory Commission, the stock exchange (hereinafter referred to as “Securities Regulator”) or other competent authorities issue a formal administrative penalty decision against the Issuer and determine that the Issuer has committed the above-mentioned violations, provided that the Company is determined by the Securities Regulator not to be exempt from such liability.

III. If there is any false record, misleading statement or material omission in the prospectus and other application documents of the Issuer, and such situation constitutes a material and substantial effect on the determination of whether the Issuer meets the issuance and listing requirements for the initial public offering of shares and listing on the STAR Market under the laws, administrative regulations, departmental rules and normative documents, the Company undertakes to make every effort to cause the Issuer to repurchase all the new shares of its initial public offering and to acquire back the original restricted shares (if any) that have been transferred.

Declaration and Undertaking on Truthfulness, Accuracy and Completeness of Application Documents for IPO

IV. If the Company fails to fulfill its undertakings, is indeed unable to fulfill them or is unable to fulfill them as scheduled (other than those caused by the changes in applicable laws, regulations & policies, natural disasters, other force majeure events and other reasons beyond the Company’s control), the Company will take the following measures:

1. The Company will publicly explain the specific reasons for non-fulfillment and apologize to shareholders and public investors at the general meeting of shareholders of the Issuer and in the disclosure media designated by the China Securities Regulatory Commission;

2. The Company will voluntarily accept the supervision of the society and regulatory authorities, correct and continue to fulfill the relevant public undertakings in a timely manner, and assume the corresponding responsibilities in accordance with the provisions of applicable laws and regulations as well as the requirements of regulatory authorities.

(There is no text in this page. It is the signature page of Declaration and Undertaking on Authenticity, Accuracy and Completeness of Application Documents for IPO.)

For and on behalf of

JinkoSolar Investment Limited (Seal):

By: /s/ Li Xiande

Date: June 21, 2021

Signature Page of Declaration and Undertaking on Truthfulness, Accuracy and Completeness of Application Documents for IPO